Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Stanley Wong	Mr. Crocker Coulson
CEO	President
China Biologic Products, Inc.	CCG Elite Investor Relations
Tel: +86-538-6202608	Tel: +1-646-213-1915 (NY office)
Email: IR@chinabiologic.com	Email: crocker.coulson@ccgir.com

For Immediate Release

China Biologic Products Commences Trading on OTC Bulletin Board

Tai’an City, Shandong Province, PRC – March 4, 2008 – China Biologic Products, Inc. (CBPO.OB) ("CBP," or "the Company"), one of the leading plasma-based pharmaceutical companies in the People’s Republic of China ("PRC"), today announced that on February 29, 2008, it’s common stock was approved for quotation on the Over-the-Counter Bulletin Board (the "OTCBB") maintained by the Financial Industry Regulatory Authority (FINRA).

"We are pleased to have our stock quoted on the OTCBB," said Mr. Stanley Wong, CEO of China Biologic Products. "This is an important milestone for us as we seek to expand our list of potential investors and increase both our liquidity and visibility in the market."

The Company’s stock is now trading under the symbol CBPO.OB.

About China Biologic Products, Inc.

Through its indirect majority-owned subsidiary Shandong Taibang Biological Products Co. Ltd., China Biologic Products, Inc. (the "Company"), is principally engaged in the research, development, production and manufacturing and sale of plasma-based biopharmaceutical products to hospitals and other health care facilities in China. The Company’s human albumin products are mainly used to increase blood volume and its immunoglobulin products are used for the treatment and prevention diseases.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the ability of the Company to expand its list of potential investors and increase its liquidity and visibility in the market or otherwise achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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